Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-41839 on Form N-1A of our reports dated June 12, 2024 relating to the financial statements and financial highlights of Fidelity Mid Cap Index Fund, Fidelity Small Cap Index Fund, and Fidelity Flex Small Cap Index Fund, our reports dated June 13, 2024 relating to the financial statements and financial highlights of Fidelity Large Cap Growth Index Fund, Fidelity Large Cap Value Index Fund, and Fidelity Flex Mid Cap Index Fund, and our report dated June 14, 2024 relating to the financial statements and financial highlights of Fidelity Series Large Cap Growth Index Fund, each a fund of Fidelity Salem Street Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Salem Street Trust for the year ended April 30, 2024, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
June 20, 2024